Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

April 17, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Emperor Paper Industries Ltd.

Commission File No. 333-219193

We have read the statements that Emperor Paper Industries Ltd., included under Item 4.01 of the Form 8-K report dated April 17, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/   Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste. 100, Salt Lake City, UT 84111   P 801-328-2727  F 801-328-1123